CAPITAL CONTRIBUTION AGREEMENT

THIS CAPITAL CONTRIBUTION AGREEMENT ("Agreement") is made and entered into as of July 1, 2008, by and between John Eliasov, an ISRAEL citizen (ID # 10919441), with his legal residence at 32/1 Hameyasdim Street, Kfar Saba 44371, ISRAEL (the "Shareholder"), Happy Corporation Limited, a Hong Kong company (herein referred to as the "Company"), Bay Peak 1 Acquisition Corp., a Nevada corporation ("BP1"), and Zou Derong, a Chinese citizen (ID # 522601196603277616), with his legal residence at A4—602, Baoya Garden, 20th District, Bao An, Shenzhen, PRC; and Chen Weidong, a Chinese citizen (ID # 441621680818445) with his legal residence at Xinwei 19—102, Guangming Farm, Bao An, Shenzhen, PRC (each a "Lender" and together as the "Lenders").

WITNESSETH:

WHEREAS, the Shareholder is the holder of 8,000 shares of capital stock of the Company, as evidenced by share certificate number 3, dated March 17, 2008 (the "Company Shares").

WHEREAS, the Lenders have agreed to lend the Shareholder RMB10,000,000 (the "Loan") pursuant to a Loan Agreement dated as of June 11, 2008 (the "Loan Agreement").

WHEREAS, the Shareholder has granted the Lenders an option to purchase all or any part of Shareholder's equity interest in the Company pursuant to the terms of an Option Agreement dated as of June 11, 2008 (the "Option Agreement").

WHEREAS, the Company, Bay Peak 1 Acquisition Corp., a Nevada corporation ("BP1"), and the shareholders of the Company have entered into a Share Exchange Agreement dated July 1, 2008 (the "Share Exchange Agreement"), which provides for the acquisition of the Company by BP1 and the issuance of an aggregate of twenty-nine million two hundred sixty-four thousand four hundred sixty-nine (29,264,469) shares of common stock of BP1 to the Shareholder in exchange for the Company Shares (the "BP1 Shares").

NOW, THEREFORE, for and in consideration of the covenants set forth herein and the mutual benefits to be gained by the parties hereto, and other good and valuable consideration, the receipt and adequacy of which are now and forever acknowledged and confessed, the parties hereto hereby agree and intend to be legally bound as follows:

1. The Capital Contribution Obligation. The Shareholder hereby acknowledges and agrees that partial consideration for the issuance of the Company Shares to the Shareholder included making the capital contribution as described herein. The Shareholder also agrees that the capital contribution described herein shall be made as an inducement to BP1 to enter into the Share Exchange Agreement, and that absent such capital contribution, BP1 would not enter into the Share Exchange Agreement. Therefor, if the transactions contemplated by the Share Exchange Agreement are consummated, the Shareholder hereby agrees to contribute to the capital of the Company RMB10,000,000 (the "Capital Contribution") within five (5) business days after the Loan to the Shareholder is funded by the Lenders. Such Capital Contribution shall

not result in or require any additional issuance of equity or debt securities of the Company to the Shareholder.

2. Grant of Security Interest; Perfection. To secure the payment of the Capital Contribution, the Shareholder hereby pledges to the Company and BP1 fifty percent (50%) of the BP1 Shares (rounded to the nearest whole share) issuable to the Shareholder pursuant to the Share Exchange Agreement (including dividends, interest and other cash distributions thereon) (the "Pledged Shares") and grants to the Company and BP1 Party a first priority security interest in the Pledged Shares. The Shareholder will take all actions as the Company or BP1 may deem necessary or appropriate to perfect the security interest in the Pledged Shares. The Lenders hereby agree to the grant of the security interest by the Shareholder hereby and hereby waive any violation of the Option Agreement as a result thereof.

3. Cancellation of the BP1 Shares. The Shareholder agrees that (1) the Pledged Shares shall not be delivered to the Shareholder upon consumamtion of the Share Exchange Agreement, but instead shall be held by BP1 in escrow until payment of the Capital Contribution is timely made, and (2) if the Capital Contribution is not timely made, the Pledged Shares shall be retained by and cancelled by BP1. If the Capital Contribution is timely made, BP1 shall promptly deliver the Pledged Shares to the Shareholder.

4. Representations and Warranties of the Shareholder.

A. The Shareholder represents and warrants that (a) it is the legal record and beneficial owner of, and has good title to, the Company Shares, and upon consummation of the transactions contemplated by the Share Exchange Agreement and issuance of the BP1 Shares, will have good title to the BP1 Shares subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other claim or encumbrance whatsoever; and (b) no consent of any other party, and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign, is required to be obtained by the Shareholder in connection with the execution, delivery or performance of this Agreement.

B. If, at any time and from time to time, any Pledged Shares (including any certificates or instruments representing or evidencing any Pledged Shares) are in the possession of a party other than BP1 or the Shareholder, then the Shareholder will immediately, cause such Pledged Shares to be delivered into BP1's possession and take all other steps deemed necessary by BP1 to perfect the security interest in such Pledged Shares, all pursuant to applicable law governing the perfection of BP1's security interest in the Pledged Shares in the possession of such applicable holder.

C. The Shareholder will defend the Company's and BP1's right, title and security interest in and to the Pledged Shares and the proceeds thereof against the claims and demands of all persons whomsoever and will defend the Company's and BP1's right thereto and security interest therein. The Shareholder will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Shares, nor will the Shareholder create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any

other encumbrance with respect to any of the Pledged Shares, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement.

5. Voting Rights. Unless the Pledged Shares are cancelled pursuant to the terms hereof upon non-payment of the Capital Contribution, the Shareholder will be entitled to vote the Pledged Shares and to give consents, waivers and ratifications in respect of the Pledged Shares; provided, however, that no vote will be cast or consent, waiver or ratification given or action taken that would impair the Pledged Shares or be inconsistent with or violate any provision of this Agreement.

6. Attorney's Fee. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

7. Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

8. Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by the laws of the Hong Kong Special Administrative Region of the People's Republic of China, without giving effect to the law on choice of law of that jurisdiction. and any dispute arising hereunder shall be submitted for binding arbitration to the Hong Kong International Arbitration Centre (the "HKIAC") and in accordance with the UNCITRAL Arbitration Rules (the "Rules") as at present in force..

9. Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement may not be amended or terminated by the Company or BP1 without the prior written consent of BayPeak LLC, a California limited liability company. It is understood that this Agreement may be prepared and executed in both the English and Chinese languages. If a dispute arises as to the interpretation of a particular provision of this Agreement because of differences between the Chinese and English languages, the English version shall prevail. If any provision of this Agreement, or any interpretation thereof, conflicts with any provision of the Share Exchange Agreement, Loan Agreement and Option Agreement, the terms of this Agreement shall prevail.

10. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

The Shareholder:

____

John Eliasov

The Company:

Happy Corporation Limited

By:______________________________

Its: Executive Director/CEO

BP1:

Bay Peak 1 Acquisition Corp

By:______________________________

Its: President

The Lenders:

____

Chen Weidong

____

Zou Derong